Exhibit 4.8

                          OVATION PRODUCTS CORPORATION

                           THIRD AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT

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                                TABLE OF CONTENTS

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                                                                              PAGE
SECTION 1.     GENERAL...........................................................2

         1.1   Definitions.......................................................2

SECTION 2.     REGISTRATION......................................................3

         2.1   Piggyback Registrations...........................................3
         2.2   Expenses of Registration..........................................4
         2.3   Obligations of the Company........................................4
         2.4   Termination of Registration Rights................................5
         2.5   Delay of Registration; Furnishing Information.....................5
         2.6   Indemnification...................................................6
         2.7   Assignment of Registration Rights.................................8
         2.8   Amendment of Registration Rights..................................8
         2.9   Limitation on Subsequent Registration Rights......................8
         2.10  "Market Stand-Off" Agreement; Agreement to Furnish Information....8
         2.11  Rule 144 Reporting................................................9

SECTION 3.     COVENANTS OF THE COMPANY..........................................9

         3.1   Basic Financial Information and Reporting.........................9
         3.2   Inspection Rights................................................10
         3.3   Confidentiality of Records.......................................10
         3.4   Reservation of Common Stock......................................11
         3.5   Indemnification..................................................11
         3.6   Termination of Covenants.........................................11

SECTION 4.     PREEMPTIVE RIGHTS................................................11

         4.1   Subsequent Offerings.............................................11
         4.2   Exercise of Rights...............................................11
         4.3   Issuance of Equity Securities to Other Persons...................12
         4.4   Termination and Waiver of Preemptive Rights......................12
         4.5   Excluded Securities..............................................12

SECTION 5.     MISCELLANEOUS....................................................12

         5.1   Governing Law....................................................12
         5.2   Survival.........................................................12
         5.3   Successors and Assigns...........................................13
         5.4   Entire Agreement.................................................13
         5.5   Severability.....................................................13
         5.6   Amendment and Waiver.............................................13
         5.7   Delays or Omissions..............................................13
         5.8   Notices..........................................................14
         5.9   Attorneys' Fees..................................................14
         5.10  Titles and Subtitles.............................................14
         5.11  Counterparts.....................................................14
         5.12  Arbitration......................................................14
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                                      -i-
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                          OVATION PRODUCTS CORPORATION

                           THIRD AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT

      THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of the 30th day of June, 2004, by and among OVATION PRODUCTS CORPORATION, a Delaware corporation (the "Company"), the investors listed on Schedule I hereto and other future investors who may become a party to this Agreement (collectively, the "Investors" and, each individually, an "Investor").

                                    RECITALS

      WHEREAS, the Company and SJ Electro Inc., a Minnesota corporation ("SJE") have previously entered into an Investor Rights Agreement, dated December 29, 2000 (the "Original Agreement");

      WHEREAS, the Original Agreement was amended and restated in its entirety by the terms of an Amended and Restated Investor Rights Agreement (the "First Amended Rights Agreement") among the Company, SJE and the investors set forth on
Schedule I to the First Amended Rights Agreement;

      WHEREAS, the First Amended Rights Agreement was amended and restated in its entirety by the terms of a Second Amended and Restated Investor Rights Agreement (the "Second Amended Rights Agreement") among the Company, SJE and the investors set forth on Schedule I to the Second Amended Rights Agreement, which the parties hereto desire to amend and restate in its entirety;

      WHEREAS, SJE is the holder of 160,000 shares of the Company's Series A Preferred Stock (the "Series A Stock") and a Warrant to purchase up to an additional 40,000 shares of Series A Stock (the "Series A Warrant");

      WHEREAS, the Company previously issued 294,102 shares of the Company's Series B Preferred Stock (the "Series B Stock") to certain investors (the "Series B Financing");

      WHEREAS, the Company previously issued 131,000 shares of the Company's Series B-1 Preferred Stock (the "Series B-1 Stock") to certain investors (the "Series B-1 Financing");

      WHEREAS, the Company will be issuing up to 400,000 shares of the Company's Series C Preferred Stock (the "Series C Stock") and warrants to purchase up to an additional 120,000 shares of Series C stock (the "Series C Warrants") to the Investors in the amounts set forth on Schedule I and other future investors who may become a party to this Agreement (the "Series C Financing");

      WHEREAS, in connection with the consummation of the Series C Financing, the Company desires to grant registration, information rights and other rights to the Investors as set forth below.

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                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

SECTION 1. GENERAL.

      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.7 hereof.

      "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

      "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

      "Registrable Securities" means: (a) Common Stock of the Company issued or issuable upon conversion of the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

      "Registrable Securities then outstanding" shall be the number of shares, determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities or are issuable pursuant to then exercisable or convertible securities.

      "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, blue sky fees and expenses, selling expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

      "SEC" or "Commission" means the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.


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      "Selling  Expenses"  shall mean all  underwriting  discounts  and  selling commissions applicable to the sale.

      "Shares" shall mean (i) the Company's Series A Stock and the Series A Stock issuable upon exercise of the Series A Warrant held by SJE and its permitted assigns, (ii) the Company's Series B Stock held by the Investors and their permitted assigns, (iii) the Company's Series B-1 Stock held by the Investors and their permitted assigns, (iv) the Company's Series C Stock and the Series C Stock issuable upon exercise of the Series C Warrants held by the Investors and their permitted assigns.

      "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

SECTION 2. REGISTRATION.

      2.1 PIGGYBACK REGISTRATIONS. The Company shall notify each Holder in writing at least 45 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each Holder an opportunity to include in such registration statement all or part of the Registrable Securities. If a Holder desires to include in any such registration statement all or any part of the Registrable Securities held by it, then such Holder shall, within 15 days after the above-described notice from the Company, notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (A) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.1 is for an underwritten offering, the Company shall so advise each Holder. In such event, the right of a Holder to be included in a registration pursuant to this
      Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Each Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then: (i) no party shall participate in the underwriting except for the Company, the Holders and, if applicable, a shareholder of the Company invoking a right to demand registration of the Company's Common Stock held by it, and (ii) the number of shares that may be included in the underwriting shall be allocated on a PRO RATA basis among the parties described in subsection (i); PROVIDED, HOWEVER, that in the case of the Company's Initial Offering, the Holders (other than SJE) may be excluded if the underwriter makes the determination described above and no


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      other  shareholder's  securities  (other  than SJE's) are  included.  If a
      Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. Any PRO RATA reduction with respect to a "Holder" shall be based upon the aggregate amount of Registrable Securities that a Holder has elected to include in such registration.

            (B) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
      Section 2.1 prior to the effectiveness of such registration whether or not any Holders have elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.2 hereof.

      2.2 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section
2.1 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered PRO RATA on the basis of the number of shares so registered.

      2.3  OBLIGATIONS  OF  THE  COMPANY.   Whenever   required  to  effect  the
registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for up to ninety (90) days or, if earlier, until each Holder has completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

            (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by, such registration statement for the period set forth in paragraph (a) above.

            (C) Furnish to the Holders whose securities are included in such registration such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested in order to facilitate the disposition of Registrable Securities.

            (D) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by a Holder; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to


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      qualify to do business or to file a general  consent to service of process in any such states or jurisdictions.

            (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Holders participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (F) Notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (G) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement becomes effective: (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and
      (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

      2.4 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering, so long as the Holders are able to sell its Registrable Securities pursuant to the limited resale provisions of Rule 144 during any 90-day period. In addition, the registration rights for a particular Holder shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act; (b) such Holder (together with its affiliates) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis); and (c) all Registrable Securities held by and issuable to such Holder (and its affiliates) may be sold under Rule 144 during any 90-day period.

      2.5 DELAY OF REGISTRATION; FURNISHING INFORMATION.

            (A) No Holder shall have the right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.


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            (B) It shall be a  condition  precedent  to the  obligations  of the
      Company to register the Registrable Securities held by a Holder pursuant to Section 2.1 that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

      2.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2:

            (A) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers and directors of such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this
      Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person of such Holder.

            (B) To the extent permitted by law, each Holder shall indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other Holder selling securities may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any


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      Violation,  in each case to the extent (and only to the extent)  that such
      Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and such Holder shall pay as incurred any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder.

            (C)  Promptly  after  receipt  by an  indemnified  party  under this
      Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties;
      PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
      Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

            (D) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such

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      statement  or  omission;  PROVIDED,  HOWEVER,  that in no event  shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder, and in no event shall any contribution by a Holder hereunder exceed the amount such Holder would have been obligated to pay pursuant to Section 2.6(b) had such clause been enforceable.

            (E) The  obligations  of the  Company  and the  Holders  under  this
      Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      2.7 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to one or more transferees or assignees of the Registrable Securities; PROVIDED, HOWEVER: (i) the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement. Any such transferee or assignee shall be included in the term "Holder" as used in this Agreement.

      2.8 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders holding a majority in interest of Registrable Securities. Any amendment or waiver effected in accordance with this
Section 2.8 shall be binding upon each Holder and the Company.

      2.9 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

      2.10 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of (or enter into any hedging or similar transaction with the same economic effect as a sale) any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED that:

                  (i) such agreement  shall apply only to the Company's  Initial
            Offering;

            and

                  (ii) all officers, directors and holders of at least 1% of the issued and outstanding capital stock of the Company enter into similar agreements.

      Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180-day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.10.

      2.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (A) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

            (B) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

            (C) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY

      3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

            (A) The Company shall maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

            (B) As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, the Company shall furnish to each Investor holding at least 20,000 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock) (a "Major Investor") a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Company's Board of Directors. Nothing herein shall be deemed to require the Company to have audited financial statements.

            (C) The Company shall furnish to each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

            (D) The Company will furnish to each Major Investor: (i) at least 30 days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto) and (ii) as soon as practicable after the end of each month, and in any event within 20 days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

      3.2 INSPECTION RIGHTS. On five days' written notice, each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested.

      3.3 CONFIDENTIALITY OF RECORDS. The Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as the Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain).

      3.4 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Stock (including Series A Stock issuable upon exercise of the Series A Warrants), the Series B Stock, the Series B-1 Stock and Series C Stock (including Series C Stock issuable upon exercise of the Series C Warrants), all Common Stock issuable from time to time upon such conversion.

      3.5 INDEMNIFICATION. The Company's Certificate of Incorporation and Bylaws shall provide, to the maximum extent permitted by law, for elimination of the liability of directors and for indemnification of directors and officers for acts on behalf of the Company.

      3.6  TERMINATION OF COVENANTS.  All covenants of the Company  contained in
Section 3 of this Agreement shall remain in effect so long as the Investor continues to hold shares of Series A Stock, Series B Stock, Series B-1 Stock or Series C Stock.

SECTION 4. PREEMPTIVE RIGHTS.

      4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a preemptive right to purchase its PRO RATA share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.5 hereof. The Investor's PRO RATA share is equal to the Equity Securities offered by the Company multiplied by a fraction: (i) the numerator of which is the sum of the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which the Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities; (ii) the denominator of which is the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean: (A) any Common Stock, Preferred Stock or other security of the Company (excluding shares of Series B Stock issued in connection with the Series B Financing, shares of Series B-1 Stock issued in connection with the Series B-1 Financing and shares of Series C Stock issued in connection with the Series C Financing); (B) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security); (C) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security; or (D) any such warrant or right.

      4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have 15 days from the giving of such notice to agree to purchase its PRO RATA share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

      4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If any Investor fails to exercise in full its preemptive right, the Company shall have 90 days thereafter to sell the Equity Securities in respect of which such Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to each Investor pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to each Investor in the manner provided above.

      4.4 TERMINATION AND WAIVER OF PREEMPTIVE RIGHTS. The preemptive rights established by this Section 4 shall not apply to, and shall terminate upon the effective date of, the registration statement pertaining to the Company's Initial Offering.

      4.5 EXCLUDED SECURITIES. The preemptive rights established by this Section 4 shall have no application to any of the following Equity Securities:

            (A) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) as adjusted for any stock dividends, combinations, splits, recapitalizations and the like issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

            (B) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; PROVIDED that the preemptive rights established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

            (C) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

            (D) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; and

            (E) shares of Common Stock issued upon conversion of the Shares.

SECTION 5. MISCELLANEOUS.

      5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to principles of conflicts of laws).

      5.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Shares from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      5.4 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      5.5  SEVERABILITY.  In the  event  one or more of the  provisions  of this
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      5.6 AMENDMENT AND WAIVER.

            (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Investors holding a majority in interest of the then outstanding Shares.

            (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority in interest of the Registrable Securities.

            (C) For the purposes of determining the persons entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

      5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Investor, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on an Investor's part of any breach, default or noncompliance under the Agreement or any waiver on such Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this

Agreement, by law or otherwise afforded to each Investor, shall be cumulative and not alternative.

      5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by 10 days' advance written notice to the other parties hereto.

      5.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the arbitrator may allocate attorneys' fees and expenses so that the prevailing party in such dispute is entitled to recover from the losing party all or some of its, attorneys' fees and expenses of enforcing any right of such prevailing party under or with respect to this Agreement. For purposes of this Section 5.9, "attorneys' fees and expenses" may include such reasonable fees and expenses of attorneys and accountants, as well as arbitration fees, costs and expenses of appeals.

      5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      5.12 ARBITRATION. All disputes, controversies or differences which may arise between the parties out of, in relation to or in connection with this Agreement (or its breach), which cannot be amicably resolved by the parties, shall be finally settled by arbitration in Chicago, Illinois, pursuant to the Commercial Arbitration Rules of the American Arbitration Association or its successor, before a panel of one arbitrator with investment banking experience, to be selected in accordance with said rules. Except as provided in Section 5.9 above: (i) the costs of arbitration shall be shared equally between the parties, and (ii) each party shall be responsible for its own attorneys' fees. The parties shall have the right to discovery as provided for in the Federal Rules of Civil Procedure, and the arbitrator shall be empowered to compel such discovery. The award rendered therein shall be final and binding upon all the parties and may be reduced to a judgment in a court of competent jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

THE COMPANY:

OVATION PRODUCTS CORPORATION

Signature:  /s/ William E. Lockwood
           ----------------------------------

Print Name:  William E. Lockwood
            ---------------------------------

Title:  President and COO
       --------------------------------------

ADDRESS:

395 East Dunstable Road
Nashua, NH 03062
Phone: (603) 891-3224
Fax:   (603) 891-4957

      IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

THE INVESTORS:

Signature:   /s/ William E. Lockwood
           ----------------------------------

Print Name:  William E. Lockwood
            ---------------------------------

Title:  President and COO
       --------------------------------------

ADDRESS: